Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTIONS 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Seychelle Environmental Technologies, Inc. (the “Registrant”) on Form 10-Q  for the three-month period ended August 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dick Parsons, Chief Executive Officer of the Registrant certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: October 11, 2013	By:	/s/ Dick Parsons
Dick Parsons
Chief Executive Officer